Exhibit 99.1

Contact: Liz Sharp, VP Investor Relations

Smith & Wesson Holding Corp.

(413) 747-6284

lsharp@smith-wesson.com

Smith & Wesson to Acquire Crimson Trace Corporation

•    Acquisition of Market Leader Provides Established Platform for Electro-Optics Business

•    Smith & Wesson Establishes Fourth Division

•    Closing Expected August 2016

SPRINGFIELD, Mass., July 25, 2016 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leading manufacturer of firearms and a provider of quality accessory products for the shooting, hunting, and rugged outdoor enthusiast, today announced that it has signed a definitive agreement to acquire Crimson Trace Corporation (Crimson Trace), the industry leader in laser sighting systems and tactical lighting for firearms, for $95.0 million, subject to certain adjustments, utilizing cash on hand.

Crimson Trace has long been a key supplier of laser sighting systems for Smith & Wesson. For more than two decades, Crimson Trace has provided consumers, military units, and law enforcement officers around the globe with the world’s largest selection of award-winning laser sight and tactical light products. Crimson Trace offers more than 225 products and is widely recognized as the world’s leading brand of laser sights for firearms. Its award-winning innovations include the Lasergrips®, Laserguard®, and Rail Master® platforms. The company’s product line also includes the Defender Series®, Lightguard®, and its new LiNQ™ wireless activation system. Based in Wilsonville, Oregon, Crimson Trace operates from a 50,000 square foot , leased facility where it engineers and manufactures its products.

Crimson Trace was founded 22 years ago and has organically generated a ten year compound annual revenue growth rate in excess of 10%. The company maintains a product development team that has an established track record of launching high-quality, innovative laser sighting products. As a result, its products maintain a premium position with hundreds of independent retailers as well as large sporting goods retailers, including Cabela’s, MidwayUSA, Nation’s Best Sports, and internet retailer Optics Planet, Inc.

James Debney, Smith & Wesson President and Chief Executive Officer, said, “Crimson Trace provides us with an exceptional opportunity to acquire a thriving company that is completely aligned with our strategy to become a leader in the market for shooting, hunting, and rugged outdoor enthusiasts. As the undisputed leader in the market for laser sighting products, Crimson Trace serves as an ideal platform for our new Electro-Optics Division. Firearms purchasers frequently buy electro-optic accessories to enhance the capabilities and performance of their firearms. The growth that Crimson Trace has delivered is a testament to the high product quality and the robust product development capability that Lane Tobiassen, President and Chief Executive Officer of Crimson Trace, and his team have established. That capability, combined with Crimson Trace’s leadership position in the market for laser sights, provides a solid framework for organic and inorganic growth.”

Lane Tobiassen, who joined Crimson Trace in 2005, will serve as President of the new Electro-Optics Division of Smith & Wesson, and will report directly to Debney. The Crimson Trace management team and workforce, as well as its base of operations, will remain in Wilsonville, Oregon after the acquisition.

Tobiassen said, “It is a great honor to lead Crimson Trace into this exciting new chapter in our history by joining the Smith & Wesson team. Since 1994, we have designed and brought to market more than 225 products, all of which reflect the passion, dedication, and spirit of innovation of our design engineers, production workforce, customer service representatives, and marketing and sales professionals. As the new Electro-Optics Division of Smith & Wesson, we believe that our capabilities, combined with inorganic opportunities to acquire related technologies, will expand the reach of our existing market footprint. This makes us a great fit for Smith & Wesson, a legendary company with an iconic brand, world-class products, and markets that include consumer, law enforcement, and international channels. We look forward to offering consumers exceptional performance from two of the industry’s most trusted names.”

Smith & Wesson will purchase all of the outstanding stock of Crimson Trace for $95.0 million, using existing cash balances. Crimson Trace is being acquired from Crimson Trace Holdings, LLC, which is owned by private equity firms Peninsula Capital Partners, LLC and VergePointe Capital, LLC; Lewis Danielson, the founder and Chairman of the Board of Crimson Trace; a small group of minority members; and certain members of management.

Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer of Smith & Wesson, stated, “As a result of our strong balance sheet, we intend to complete the purchase of Crimson Trace with cash on hand and we expect the transaction to close in three to six weeks. After the closing date, we expect the acquisition to be accretive to Smith & Wesson’s earnings per share in fiscal 2017. Due to its anticipated timing, the transaction is expected to have no impact on Smith & Wesson’s operational and financial results for the fiscal 2017 first quarter ending July 31, 2016. As of the date of signing, Crimson Trace’s trailing 12 month revenue was approximately $44.0 million, of which approximately 25% was revenue from Smith & Wesson and would be excluded from our consolidated revenue. The purchase price represents an estimated multiple of approximately 5.9x the trailing 12 month adjusted EBITDAS of Crimson Trace. We look forward to providing additional details following the close of the transaction.”

Cowen and Company, LLC is acting as exclusive financial advisor and Greenberg Traurig, LLP is acting as legal advisor to Smith & Wesson and its Board of Directors. Robert W. Baird & Co. is acting as exclusive financial advisor and K&L Gates LLP is acting as legal advisor to Crimson Trace and its owners.

About Smith & Wesson

Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a leading manufacturer of firearms and a provider of quality accessory products for the shooting, hunting, and rugged outdoor enthusiast, delivering a broad portfolio of quality firearms and shooting, hunting, and outdoor accessories, to the global consumer and professional markets. The company’s firearms division brands include Smith & Wesson®, M&P®, and Thompson/Center Arms™. As a leading provider of shooting, hunting, and outdoor accessories, including reloading, gunsmithing, gun cleaning supplies, tree saws, and vault accessories, the company’s accessories division produces innovative, high-quality products under several brands, including Caldwell® Shooting Supplies, Wheeler® Engineering, Tipton® Gun Cleaning Supplies, Frankford Arsenal® Reloading Tools, Lockdown® Vault Accessories, Hooyman® Premium Tree Saws, BOG POD®, and Golden Rod® Moisture Control. The company’s manufacturing services division provides forging, machining, and precision plastic service for outside businesses. Smith & Wesson facilities are located in Massachusetts, Maine, Connecticut, and Missouri. For more information on Smith & Wesson, call (800) 331-0852 or log on to www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include the timing and completion of our acquisition of Crimson Trace; our belief that Crimson Trace provides us with an exceptional opportunity to acquire a thriving company that is completely aligned with our strategy to become a leader in the market for shooting, hunting, and rugged outdoor enthusiasts; our belief that Crimson Trace serves as an ideal platform for our new Electro-Optics Division; our belief that Crimson Trace’s robust product development capability, combined with its leadership position in the market for laser sights, provides a solid framework for organic and inorganic growth; our planned financing of the acquisition; our expectation regarding the effects of the acquisition on earnings per share in fiscal 2017; and our expectation that the transaction is expected to have no impact on our operational and financial results for the fiscal 2017 first quarter ending July 31, 2016. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; the potential for increased regulation of firearms and firearm-related products; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; our ability to integrate acquired businesses in a successful manner; the general growth of our firearm accessories business; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2016.

(In this press release, EBITDAS refers to Earnings Before Interest, Taxes, Depreciation, Amortization, and Stock-based compensation.)